                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 19/th/ day of December, 2001, by and among INERGY, L.P., a Delaware limited partnership (the "Company"), and the INVESTORS (as defined below).
                          -------

          The Investors own common units representing limited partner interests (the "Common Units") of the Company. The Company and the Investors deem it to be
      ------------
in their respective best interests to set forth the rights of the Investors in connection with sales of the capital stock of the Company.

          ACCORDINGLY, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Investors hereby agree as follows:

          SECTION 1. Definitions. As used in this Agreement, the following terms
                     -----------
shall have the following meanings:


          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2
           ---------
promulgated under the Exchange Act.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other Governmental Authority at the time administering the Securities Act.

          "Common Units" shall have the meaning ascribed to it in the Preamble.
           ------------

          "Exchange Act" shall mean the Securities Exchange Act of 1934 or any
           ------------
successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Governmental Authority" shall mean any domestic or foreign government
           ----------------------
or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Information" shall have the meaning ascribed to it in Section
           -----------
5(a)(ix).

          "Inspectors" shall have the meaning ascribed to it in Section 5(a)
           ----------
(ix)

          "Investors" shall mean, collectively, (i) the Persons listed on
           ---------
Schedule I attached to this Agreement and (ii) any successor to, or assignee or
----------
transferee of Restricted Securities held by an Investor who or which agrees in writing to be treated as an Investor hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

          "Investors' Counsel" shall have the meaning ascribed to it in Section
           ------------------
5(a)(ii).

          "Majority of Investors" shall mean those Investors who hold in the
           ---------------------
aggregate in excess of 50% of the Registrable Units held by all of the Investors.

          "Material Transaction" shall mean any material transaction in which
           --------------------
the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board of Directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, nonpublic information prior to such time as it would otherwise be required to be disclosed.

          "Other Units" shall mean at any time those Common Units which do not
           -----------
constitute Primary Units, Registrable Units or Senior Units.

          "Person" shall be construed as broadly as possible and shall include
           ------
an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Primary Units" shall mean, at any time, the authorized but unissued
           -------------
Common Units.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Units and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Public Offering" shall mean the closing of a public offering of
           ---------------
Common Units pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

          "Records" shall have the meaning ascribed to it in Section 5(a)(ix)
           -------

          "Registrable Units" shall mean, at any time, and with respect to any
           -----------------
Investor, the Common Units held by such Investor which constitute Restricted Securities. As to any particular Registrable Units, once issued, such Registrable Units shall cease to be Registrable Units (A) when such Registrable Units have been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (B) when such Registrable Units are sold or distributed pursuant to Rule 144, (C) in the case of any Investor who, together with its Affiliates, holds Common Units that constitute less than two percent of the issued and outstanding Common Units of the Company, one year after the date on which such Investor may first sell such Registrable Units under Rule 144 (provided that such

Investor is still able, at such time, to sell such Registrable Units under Rule
144), or (D) when such Registrable Units have ceased to be outstanding.

          "Registration Date" shall mean the date upon which the registration
           -----------------
statement pursuant to which the Company shall have initially registered Common Units under the Securities Act for sale to the public shall have been declared effective.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
Company which covers any of the Registrable Units, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Representative" of a Person shall be construed broadly and shall
           --------------
include such Person's partners, officers, directors, employees, agents, counsel, accountants and other representatives.

          "Restricted Securities" shall mean, at any time and with respect to
           ---------------------
any Investor, the Common Units and any other securities received with respect to any such Common Units, which are held by such Investor and which theretofore have not been sold to the public pursuant to a Registration Statement or pursuant to Rule 144.

          "Rule 144" shall mean Rule 144 promulgated under the Securities Act or
           --------
any successor rule thereto.

          "Securities Act" shall mean the Securities Act of 1933 or any
           --------------
successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Senior Units" shall mean the Common Units issued or issuable upon the
           ------------
conversion of any of the Company's Senior Subordinated Units that are outstanding on the date hereof.

          "Suspension Period" shall have the meaning ascribed to it in Section
           -----------------
9.

          "Transfer" shall mean any disposition of any Restricted Securities or
           --------
of any interest therein which would constitute a sale thereof within the meaning of the Securities Act, other than any such disposition pursuant to a Registration Statement and in compliance with all applicable state securities and "blue sky" laws.

          SECTION 2. Required Registration.
                     ---------------------

          (a) On or before August 1, 2002, the Company shall use its best efforts to file a shelf registration statement under the Securities Act registering all of the Registrable Units and thereupon shall use its best efforts to cause such shelf registration statement promptly to be declared effective by the Commission under the Securities Act. Such shelf registration statement shall (i) be in such appropriate form of the Commission as shall be selected by the Company and reasonably acceptable to the Investors and (ii) shall contain a broad plan of distribution permitted by the Commission as specified by the Majority of Investors, which plan of distribution shall include, without limitation, sales to or through underwriters and dealers (including block trades), directly to one or more purchasers, through agents or through a combination of any of the foregoing methods, and each such method of sale may include sales at a fixed public offering price or prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. If any such intended method of distribution is an underwritten Public Offering, the Company may designate the managing underwriter for such offering, subject to the approval of the Majority of Investors (which approval shall not be unreasonably withheld).

          (b) Anything contained in Section 2(a) to the contrary notwithstanding, the Company shall not be obligated to effect pursuant to
Section 2(a) any registration under the Securities Act except in accordance with the following provisions:

              (i) the Company shall not be obligated to use its best efforts to file and cause to become effective more than one Registration Statement pursuant to Section 2(a). Upon effectiveness of such Registration Statement, a Majority of Investors shall have right to cause the Company, only once, to effect an underwritten Public Offering pursuant to such Registration Statement (with the expenses of such Public Offering being incurred as provided in Section 6 hereof); provided, however, that Majority of Investors shall have right to cause the Company to effect a second underwritten Public Offering (with the expenses of such Public Offering being incurred as provided in Section 6 hereof) if the Investors participating in the first such Public Offering are unable to sell at least 60% of the Registrable Units requested to be included in such offering as a result of an underwriter's cutback. Such right shall be exercisable by written notice to the Company signed by the Majority of Investors, which notice must be delivered prior to the second anniversary of the effective date of the Registration Statement and shall specify the number of Registrable Units proposed to be sold in such underwritten Public Offering. Upon receipt of such notice, the Company will notify the remaining Investors of their right to participate in such offering and will use reasonable efforts (i) to engage one or more underwriters designated by the Company, subject to the approval of the Investors holding a majority of the Registrable Units requested to be included in such offering (which approval shall not be unreasonably withheld), to manage such offering, (ii) to file a prospectus supplement as required under the Securities Act and (iii) otherwise to take all other actions as are customary in connection with such offerings. Such offering shall be at such public offering price with underwriting discounts and commissions as shall be agreed upon by the underwriters and the Investors holding a majority of the Registrable Units requested to be included in such offering.

              (ii) the Company may delay effecting an underwritten Public Offering pursuant to Section 2(b)(i) for a period of up to 90 days after the date of a request for such Public Offering pursuant to
          Section 2(a) if at the time of such request the Company is engaged, or proposes to engage, in a Material Transaction; provided, that the Company may not utilize this right more than once in any 12-month period; and

              (iii) with respect to any registration pursuant to Section 2(a), the Company may include in such registration any Primary Units; provided, however, that if the plan of distribution implemented
          --------  -------
          within such Registration Statement is an underwritten Public Offering and the managing underwriter advises the Company that the inclusion of all Registrable Units, Primary Units proposed to be included in such registration would interfere with the successful marketing of all such securities (in terms of a significant adverse effect on the price, timing or distribution of such securities), then the number of Registrable Units, Primary Units proposed by the managing underwriter to be included in such registration shall be included in the following order:

                    (A) first, the Registrable Units, pro rata based upon the
                                                      --------
              number of Registrable Units owned by each such Investor at the time of such registration; and

                    (B) second, the Primary Units.

          Notwithstanding the foregoing, if the Company initiates an unwritten Public Offering, the Investors shall be entitled to the rights set forth under Section 3.

          (c) A request to effect an underwritten Public Offering in a registration under this Section 2 may be rescinded prior to the pricing of such offering by written notice to the Company from those Investors holding a majority of the Registrable Units to be included in such offering; provided,
                                                                   --------
however, that such rescinded Public Offering shall not count as an underwritten
-------
Public Offering initiated pursuant to Section 2(b)(i) if (i) the Company shall have been reimbursed (pro rata by the Investors requesting such underwritten Public Offering or in such other proportion as they may agree) for all out-of-pocket expenses incurred by the Company in connection with such rescinded offering, or (ii) those Investors holding a majority of the Registrable Units to be included in such offering demonstrate that such rescission was made because of a material adverse change in the business or financial condition of the Company.

          SECTION 3. Piggyback Registration. If the Company at any time proposes
                     ----------------------
for any reason to register Primary Units, Senior Units or Other Units under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Investor of its intention so to register the Primary Units, Senior Units or Other Units and, upon the written request, given within 20 days after delivery of any such notice by the Company, of any such Investor to include in such registration Registrable Units (which request shall specify the number of Registrable Units proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Units to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the
                                           --------  -------
managing underwriter, if any, advises the Company in writing that the inclusion of all Registrable Units proposed to be included in such registration would interfere with the successful marketing of

Primary Units or Senior Units proposed to be registered by the Company (in terms of a significant adverse effect on the price, timing or distribution of such securities), then the number of Primary Units, Senior Units, Other Units and Registrable Units proposed to be included in such registration shall be included in the following order:

                   (i)   first, the Primary Units;

                   (ii)  second, the Senior Units; and

                   (iii) third, the Other Units and the Registrable Units held by the Investors requesting that their Registrable Units be included in such registration, pro rata based upon the number of
                                              --- ----
               Common Units owned by each such Person.

               SECTION 4. Holdback Agreement.
                          ------------------

               (a) If the Company at any time shall register Common Units under the Securities Act in an underwritten offering pursuant to any other registration under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), and the managing underwriter of such offering advises the Company in writing that in its opinion the sale of Restricted Securities at the time of or following the offering would interfere with the successful marketing of Primary Units, Senior Units or Other Units proposed to be sold in the offering (in terms of a significant adverse effect on the price, timing or distribution of such securities), the Investors shall not, if requested in writing to the Company by the managing underwriter, sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those Registrable Units included in such registration pursuant to Section 2 or 3) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than 10 days prior to the effectiveness of such Registration Statement and cannot last more than 180 days after the effective date of such Registration Statement; provided, however, that the restrictions on transfer of Restricted Securities
--------  -------
under this Section 4 shall not be imposed upon the Investors more than once during any consecutive twelve-month period. The provisions of this Section 4 shall not apply unless (i) all executive officers and directors of the Company owning Common Units and (ii) all Persons (other then the Investors) who have acquired Common Units from the Company (other than through a registered Public Offering) shall also have agreed not to sell publicly their Common Units under the circumstances and pursuant to the terms set forth in this Section 4. The Company agrees to obtain from the underwriter a commitment not to grant any release, waiver or termination of the provisions set forth in any similar agreement with any other Person or Persons unless it also grants such release, waiver or termination to all Investors that are subject to such agreements, pro rata based upon the number of Common Units held by the Investors and such other Person or Persons.

               (b) If the Company at any time pursuant to Section 2 or 3 of this Agreement shall register under the Securities Act Registrable Units held by Investors for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of a Majority of Investors, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such Public Offering shall be made and shall not last more than 90 days after the closing of sale of securities pursuant to such Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms)

               SECTION 5. Preparation and Filing.
                          ----------------------

               (a) If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Units, the Company shall, as expeditiously as practicable:

                   (i) use its best efforts to cause a Registration Statement that registers such Registrable Units to become and remain effective for a period of 24 months or until the Investors no longer hold any Registrable Units (if earlier);

                   (ii) furnish, at least five business days before filing a Registration Statement that registers such Registrable Units, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by a Majority of Investors (the "Investors'
                                                                 ---------
               Counsel") copies of all such documents proposed to be filed (it
               -------
               being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                   (iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of a period of 24 months or until the Investors no longer hold any Registrable Units (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Units;

                   (iv) notify the Investors' Counsel promptly in writing (A) of any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                   (v) use its best efforts to register or qualify such Registrable Units under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Units reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of

               Registrable Units to consummate the disposition in such jurisdictions of the Registrable Units owned by such seller; provided, however, that the Company will not be required to
               --------  -------
               qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this clause (v);

                   (vi) furnish to each seller of such Registrable Units such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Units may reasonably request in order to facilitate the public sale or other disposition of such Registrable Units;

                   (vii) use its best efforts to cause such Registrable Units to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Units;

                   (viii) notify on a timely basis each seller of such
               Registrable Units at any time when a Prospectus relating to such Registrable Units is required to be delivered under the Securities Act within the appropriate period mentioned in clause
               (i) of this Section 5 if the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                   (ix) make available for inspection by any seller of such Registrable Units, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent
                                                  ----------
               financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to
                -------
               exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information")
                                                            -----------
               reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public, and (D) the seller of Registrable Units agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

                   (x) use its best efforts to obtain from its independent certified public accountants a "cold comfort" letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

                   (xi) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Investors selling Registrable Units in such registration);

                   (xii) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Units;

                   (xiii) issue to any underwriter to which any seller of
               Registrable Units may sell securities in such offering certificates evidencing such Registrable Units;

                   (xiv) use its best efforts to qualify such Registrable Units for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), National
                                                             ----
               Market System ("NMS");
                               ---

                   (xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                   (xvi) use its best efforts to take all other steps necessary to effect the registration of such Registrable Units contemplated hereby.

               (b) each holder of Registrable Units that sells Registrable Units pursuant to a registration under this Agreement agrees that during such time as such seller may be engaged in a distribution of the Registrable Units, such seller shall comply with Regulation M promulgated under the Exchange Act and pursuant thereto it shall, among other things: (i) not engage in any stabilization activity in connection with the Securities of the Company in contravention of such rules; (ii) distribute the Registrable Units under the registration statement solely in the manner described in the registration statement; and (iii) cease distribution of such Registrable Units pursuant to such registration statement upon receipt of written notice from the Company that the prospectus covering the Registrable Units contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

               SECTION 6. Expenses. All reasonable expenses incurred by the
                          --------
Company in complying with Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the
NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the Investors' Counsel, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions
--------  -------
applicable to the Registrable Units shall not be borne by the Company but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Units sold by such seller or sellers.

               SECTION 7. Indemnification.
                          ---------------

               (a) In connection with any registration of any Registrable Units under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Units, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Units were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Units, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall promptly reimburse such seller, such underwriter, such broker, such controlling Person or such Representatives for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                                   --------  -------
Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Units in reliance upon and in conformity with written information furnished to the Company by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof; provided further, however, that the
                                    -------- -------  -------
foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Units which are the subject thereof, if a copy of such final Prospectus had been timely made available to such Indemnified Person and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Units to such Person.

          (b) In connection with any registration of Registrable Units under the Securities Act pursuant to this Agreement, each seller of Registrable Units shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the paragraph (a) of this Section 7) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Units under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Units, if such statement or omission was made in reliance upon and in conformity with written information relating to such seller furnished to the Company or such underwriter by such seller or a Person duly acting on their behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided,
                                                                   --------
however, that the maximum amount of liability in respect of such indemnification
-------
shall be limited, in the case of each seller of Registrable Units, to an amount equal to the proceeds actually received by such seller from the sale of Registrable Units effected pursuant to such registration.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided however, that an indemnified
                                    -------- -------
party's failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified
                                     --------  -------
party shall have reasonably concluded, based upon advice of its counsel, that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified
        -----
party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

          (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in
                --------  -------
respect of such contribution shall be limited, in the case of each seller of Registrable Units, to an amount equal to the proceeds actually received by such seller from the sale of Registrable Units effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the Transfer of securities.

     SECTION 8. Underwriting Agreement.
                ----------------------

     (a) Notwithstanding the provisions of Sections 4 and 7, to the extent that the Investors selling Registrable Units in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

     (b) If any registration pursuant to Section 2 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution.

     (c) No Investor may participate in any registration hereunder that is underwritten unless such Investor agrees to (i) sell such Investor's Registrable Units proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company and the Majority of Investors and (ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such Investor as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 9.  Suspension. Anything contained in this Agreement to the
                 ----------
contrary notwithstanding, the Company may (not more than once in any period of 12 consecutive months), by notice in writing to each holder of Registrable Units to which a Prospectus relates, require such holder to suspend, for up to 90 days (the "Suspension Period"), the use of any Prospectus included in a Registration
      -----------------
Statement filed under Section 2 or 3 if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange
Act). The period during which such Registration Statement must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

     SECTION 10. Information by Holder. Each holder of Registrable Units to be
                 ---------------------
included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     SECTION 11. Exchange Act Compliance. The Company shall comply with all of
                 -----------------------
the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Units. The Company shall cooperate with each Investor in supplying such information as may be necessary for such Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

     SECTION 12. No Conflict of Rights. The Company represents and warrants to
                 ---------------------
the Investors that the registration rights granted to the Investors hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby. In any underwritten Public Offering, the managing underwriter shall be a nationally recognized investment banking firm selected by the Company, and reasonably acceptable to a Majority of Investors if the Investors would have the right (prior to giving effect to any cutbacks) to include Registrable Units in such Public Offering.

     SECTION 13. Termination. This Agreement shall terminate and be of no
                 -----------
further force or effect when there shall not be any Registrable Units; provided
                                                                       --------
however, that Sections 6 and 7 shall survive the termination of this Agreement.
-------

     SECTION 14. Successors and Assigns. This Agreement shall bind and inure to
                 ----------------------
the benefit of the Company and the Investors and, subject to Section 15, their respective successors and assigns.

     SECTION 15. Assignment. Each Investor may assign its rights hereunder to
                 ----------
any purchaser from such Investor of Restricted Securities; provided, however,
                                                           --------  -------
that such purchaser shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor hereunder, whereupon such purchaser shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as an Investor.

     SECTION 16. Entire Agreement. This Agreement contains the entire agreement
                 ----------------
among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect hereto, all of which are hereby terminated in their entirety and of no further force or effect.

     SECTION 17. Notices. All notices, requests, consents and other
                 -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the sender:

          (i)  if to the Company, to:

               Inergy, L.P.
               1101 Walnut Street, Suite 1500
               Kansas City, MO 64106
               Telephone:   816.842.8181
               FAX:         816.842.1904
               Attention:   John J. Sherman

          (ii) if to any Investor, to him, her or it at the address set forth on
               Schedule I or, if none, in the books of the Company.
               ----------

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or telecopy, on the date of such delivery, (b) in the, case of overnight courier, on the next business day, and (c) in the case of mailing, on the fifth business day following such mailing.

     SECTION 18. Modifications; Amendments; Waivers. The terms and provisions of
                 ----------------------------------
this Agreement may not be modified or amended, nor may any provision applicable to the Investors be waived, except pursuant to a writing signed by (i) the Company, and (ii) a Majority of Investors; provided, however, that (A) any such
                                           --------  -------
amendment, modification, or waiver that would adversely affect the rights hereunder of any Investor, in its capacity as an Investor, without similarly affecting the rights hereunder of all Investors of such class, in their capacities as Investors of such class, shall not be effective as to such Investor without its prior written consent, and (B) Schedule I to this Agreement
                                                    ----------
shall be deemed to be automatically amended from time to time to reflect the addition to this Agreement of any Person identified in clause (ii) of the definition of Investor.

     SECTION 19. Headings. The headings of the various sections of this
                 --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          SECTION 20. Severability. It is the desire and intent of the parties
                      ------------
that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 21. Governing Law; Etc. All questions concerning the
                      ------------------
construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          SECTION 22. Counterparts; Validity. This Agreement may be executed in
                      ----------------------
any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement, and telecopied signatures shall be effective. The failure of any Person holding Registrable Units to execute this Agreement shall not render this Agreement invalid as between the Company and any other Person holding Registrable Units.

         [The remainder of this page intentionally has been left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

                                       INERGY, L.P.




                                       By: /s/ John J. Sherman
                                           -----------------------------------
                                           Name: John J. Sherman
                                           Title: President

J.P. MORGAN PARTNERS (SBIC) LLC


By /s/ Christopher Behrens
   -----------------------------------

SUMMIT CAPITAL, INC.


By /s/ George B. Kelly
   -----------------------------------


HELLER FINANCIAL, INC.


By /s/ Steven Lane
   -----------------------------------

TRIAD VENTURES LIMITED, L.P.


By /s/ Mary Ban
   -----------------------------------

                                   SCHEDULE I

                                    Investors
                                    ---------

J.P. Morgan Partners (SBIC), LLC
1221 Avenue of the Americas
New York, NY 10020
Attn: Official Notices Clerk (fbo Mathew Lori)
Telephone: 212.899.3400
Fax: 212.899.3401

With copy to:

O'Sullivan, LLP
30 Rockefeller Plaza
New York, NY 10112
Attn: Michael J. O'Brien, Esq.
Telephone: 212.408.2400
Fax: 212.408.2420

Summit Capital, Inc.


Heller Financial, Inc.


Triad Ventures Limited, L.P.